WEX 1 Hancock Street Portland, Maine 04101 To: Carlos Carriedo, COO International From: Melissa Smith, Chair and CEO Date: June 4, 2024 Dear Carlos, On behalf of myself and the Board of Directors, I am excited to offer you the position of Chief Operating Officer Americas Payments and Mobility, effective June 18, 2024. Your compensation details are as follows: Annual Base Salary: from $485,000 (£390,668) to $490,000 (£395,747) STIP/Bonus Target %: from 85% to 100% Estimated LTIP Value: from $1,600,000 (£1,292,235) to $2,100,000 (£1,696,059)* *As a reminder, your LTIP award is reset annually based on market conditions and individual performance. Awards may increase or decrease year over year. Target Compensation: $3,080,000 (£2,487,553) Special LTIP Grant: $500,000 (60% PSUs, 40% RSUs). The PSU portion of your special grant, which contains the same performance metrics as your March 15, 2024 annual grant, will vest in March 2027 provided threshold performance is reached. On behalf of myself and the Board of Directors, I would like to sincerely express our appreciation for your leadership and many valuable contributions to WEX’s success. Sincerely, Melissa Smith (she/her) Chair and CEO Exhibit 10.5